UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 22, 2004
Date of Report (Date of earliest event reported)

NEORX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Washington	0-16614	91-1261311
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

300 Elliott Avenue West, Suite 500, Seattle, Washington	98119-4114
(Address of principal executive offices)	(Zip Code)

(206) 281-7001
(Registrant’s telephone number, including area code)

Item 5.           Other Events

On March 22, 2004, NeoRx announced that it had executed an agreement with The University of Missouri-Columbia Research Reactor Center (MURR), under which MURR will manufacture and supply to NeoRx the radioisotope holmium-166 for NeoRx’s phase III clinical trial of STR™ (Skeletal Targeted Radiotherapy).  See press release attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.           Financial Statements and Exhibits

(c)  Exhibits

Exhibit No.	Description

99.1	Press release dated March 22, 2004, announcing execution of an agreement with The University of Missouri-Columbia Research Reactor Center

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEORX CORPORATION

Dated March 24, 2004	By	/s/	MELINDA G. KILE
Melinda G. Kile
Vice President, Finance

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated March 22, 2004, announcing execution of an agreement with The University of Missouri-Columbia Research Reactor Center